UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2020

AMNEAL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38485	32-0546926
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Crossing Blvd

Bridgewater, NJ 08807

(Address of Principal Executive Offices)

(908) 947-3120

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMRX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On January 31, 2020 (the “Closing Date”), Rondo Acquisition LLC (“Rondo”), a newly-formed Delaware limited liability company and wholly-owned subsidiary of Amneal Pharmaceuticals, Inc., a Delaware corporation (the “Company”), consummated the previously-announced acquisition pursuant to a definitive equity purchase agreement dated December 10, 2019 (the “Purchase Agreement”) of approximately 65% of AvKARE Inc., a Tennessee corporation (“AvKARE”), and Dixon-Shane, LLC d/b/a R&S Northeast LLC, a Kentucky limited liability company (“R&S Northeast” and together with AvKARE, the “Target”), for approximately $255 million, paid in cash at or in connection with the closing, including proceeds from the Facilities (as defined below) entered into at closing, as well as through the issuance of approximately $44.2 million in long-term promissory notes to the Target’s shareholders (the “Sellers Notes”) (the “Acquisition”). The Target was acquired and is held by Rondo through its ownership of Rondo Partners, LLC, a Delaware limited liability company (“Rondo Partners”), which is an indirect owner of the Target after consummation of the Acquisition.

The Sellers Notes issued at the closing of the Acquisition accrue interest at a rate of 5% per annum, not compounded, until June 30, 2025. The Sellers Notes are subject to prepayment at the option of the obligor, without premium or penalty, and mandatory payment commencing on June 30, 2025 and on June 30 of each calendar year thereafter if certain financial targets are achieved. Additionally, the Sellers Notes automatically become payable upon the earlier to occur of (x) a sale or change of control of the obligor or (y) January 31, 2030.

Pursuant to the terms of the Purchase Agreement, and contemporaneously with the consummation of certain of the transactions contemplated therein, the Company has (i) obtained senior secured first lien credit facilities in an aggregate principal amount of $210 million, as described in more detail below, and (ii) issued $44.2 million in Sellers Notes.

Item 1.01	Entry into a Material Definitive Agreement.

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Operating Agreement

In connection with the consummation of the Acquisition, Rondo entered into an Amended and Restated Operating Agreement of Rondo Partners (the “Operating Agreement”) by and among Rondo, Rondo Partners and certain shareholders of the Target (the “Rollover Sellers”) that contributed cash received at the closing in exchange for ownership interests in Rondo Partners equal to approximately 35% in the aggregate. Rondo currently owns approximately 65% of the ownership interests in Rondo Partners. Rondo Partners is governed by a board of managers, comprised of three managers, two of which are designated by Rondo and one of which is designated by the Rollover Sellers. The Operating Agreement contains customary restrictive covenants applicable to the Rollover Sellers and provides the Rollover Seller with approval rights with respect to certain extraordinary matters.

Credit Agreement

Also on January 31, 2020, Rondo Intermediate Holdings, LLC, a Delaware limited liability company (the “Borrower”), and Rondo Holdings, LLC, a Delaware limited liability company (“Holdings”), both newly-formed subsidiaries of Rondo, entered into a Revolving Credit and Term Loan Agreement (the “Credit Agreement”) with several banks and other financial institutions and lenders from time to time party thereto (the “Lenders”) and Truist Bank, as the administrative agent for the Lenders (the “Administrative Agent”) and as issuing bank (the “Issuing Bank”). SunTrust Robinson Humphrey, Inc., BofA Securities, Inc., RBC Capital Markets and City National Bank are the joint lead arrangers.

The Credit Agreement provides for senior secured first lien credit facilities in an aggregate principal amount equal to $210 million (the “Facilities”) consisting of (i) a senior secured first lien revolving credit facility with commitments in an aggregate principal amount of $30 million (the “Revolving Commitment”) and (ii) a senior secured first lien term loan facility in an aggregate principal amount of $180 million (the “Term Loan Commitment”). Loans made under either Facility may be either Base Rate Loans or Eurodollar Loans (each as defined in the Credit Agreement), at the election of the Borrower.

Interest Rate

Loans made at the Base Rate (as defined below) (each a “Base Rate Loan”) bear interest at a fluctuating rate per annum equal to the highest of (a) the rate of interest which the Administrative Agent announces from time to time as its prime lending rate, (b) the Federal Funds Rate plus 0.5% per annum, (c) the Adjusted LIBO Rate (as defined in the Credit Agreement) determined on a daily basis for an interest period of 1 month, plus 1.00% per annum, and (d) 0.00% per annum (the rate equal to the highest of these, the “Base Rate”) plus the Applicable Margin (as defined in the Credit Agreement).

Loans made at the Eurodollar Rate (as defined below) (each a “Eurodollar Rate Loan”) bear interest at a rate equal to (i) the LIBOR rate per annum on loans with a comparable maturity, divided by (ii) a percentage equal to 1.00% minus the then-stated maximum rate of all reserve requirements applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (the “Eurodollar Rate”) plus the Applicable Margin. If the LIBOR rate on loans with a comparable maturity is not available, Eurodollar Rates will instead bear interest at the rate per annum that is the average of such Eurodollar Rate Loans offered by the London interbank market to the Administrative Agent, divided by the percentage equal in clause (ii) above.

The Applicable Margin is determined on the basis of the Borrower’s Total Net Leverage Ratio (as defined in the Credit Agreement). If an Event of Default (as defined in the Credit Agreement) occurs under the Credit Agreement, the Lenders have the option of electing to increase the interest rate to a rate per annum equal to 200 basis points above the otherwise applicable interest rate for Eurodollar Loans or Base Rate Loans, as applicable (the “Default Rate”).

Fees

The daily unused portion of the Revolving Commitment is subject to an unused line fee ranging from 0.25% to 0.5% per annum, and letters of credit issued by the Issuing Bank carry a fee ranging from 2.25% to 3.25% per annum. Both such fees are determined on the basis of the Borrower’s Total Net Leverage Ratio. In addition, the Borrower also pays the Issuing Bank a fronting fee, which accrues at 0.25% per annum on the daily average amount of the Issuing Bank’s exposure related to (i) undrawn amounts on issued letters of credit and (ii) the aggregate amount of disbursements on issued letters of credit that have not been reimbursed by the Borrower. The Issuing Bank also charges its other standard fees in connection with the issuance of letters of credit. If the Lenders elect to increase the interest rate on any Loans to the Default Rate, the rate per annum used to calculate the letter of credit fee also increases by 200 basis points.

Amortization and Maturity

On the earlier of (i) January 31, 2025, and (ii) the date when the principal on all Term Loans becomes due and payable (the “Maturity Date”), the Borrower must pay the Lenders the entire outstanding principal amount under all Loans and any accrued and unpaid interest thereon. The Borrower must make quarterly payments of $2.25 million to the Administrative Agent on the principal amount of the Term Loans beginning with the fiscal quarter ending June 30, 2020.

The Borrower may prepay a borrowing made under either credit facility at any time, without premium or penalty. Prepayments may be made on Eurodollar Rate Loans upon three business days’ prior written notice to the Administrative Agent, and prepayments may be made on Base Rate Loans upon one business day’s prior written notice to the Administrative Agent. The Borrower may make partial prepayments of any loan only in amounts that would be permitted in the case of an advance of such Eurodollar Rate Loan or Base Rate Loan, as applicable.

Security Instruments

Pursuant to a Guaranty and Security Agreement, dated as of January 31, 2020 (the “Guaranty and Security Agreement”), by and among the Borrower, Holdings, AvKARE, R&S Northeast (together, the “Loan Parties”) and the Administrative Agent, all of the Borrower’s obligations under the Credit Agreement are secured by a first-priority lien on and security interest in substantially all of the tangible and intangible assets of the Loan Parties, including intellectual property and all of the equity interests in the Borrower and the Target.

Representations, Warranties, Covenants and Events of Default

The Credit Agreement contains certain representations and warranties, affirmative covenants, negative covenants, financial covenants, and conditions that are customarily required for similar financings. The affirmative covenants, among other things, require the Borrower to undertake various reporting and notice requirements, maintain insurance, comply with all applicable laws and use the proceeds of all loans consistent with the manners contemplated by the Credit Agreement. The negative covenants restrict or limit the ability of the Borrower and its Subsidiaries to, among other things and subject to certain exceptions contained in the Credit Agreement, incur new indebtedness, create liens on assets, engage in certain fundamental corporate changes (such as certain mergers or acquisitions), or make certain Investments or Restricted Payments (each as defined in the Credit Agreement), engage in certain transactions with Affiliates (as defined in the Credit Agreement), and violate anti-corruption laws. In addition, the Borrower must, at all times prior to the Maturity Date and calculated as of the last day of each fiscal quarter, (i) maintain a Total Net Leverage Ratio of less than or equal to 4.50 to 1.00, and (ii) maintain an Interest Coverage Ratio (as defined in the Credit Agreement) of greater than or equal to 2.00 to 1.00.

The Credit Agreement also contains certain customary Events of Default (as defined in the Credit Agreement) which include, among others, non-payment of principal, interest, or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments, events constituting a change of control and the cessation of any applicable intercreditor agreements between the Lenders and other creditors of the Borrower. The occurrence of an Event of Default may result in, among other things, the acceleration of the Borrower’s obligations under the Credit Agreement such that the outstanding principal and interest thereon is immediately due and payable in whole or in part, and/or the election of the Lenders to increase interest rates on all outstanding loans to the Default Rate.

Incremental Facilities

The Credit Agreement permits the Borrower to enter into an agreement with one or more Lenders to increase the aggregate Revolving Commitments and/or add one or more term loan facilities or to increase the aggregate amount of any existing term loans, so long as the aggregate principal amount of any such incremental facilities do not exceed the Incremental Cap (as defined in the Credit Agreement). Incremental increases to the aggregate Revolving Commitments may not exceed $20 million.

Other Related Matters

The foregoing descriptions of the Operating Agreement, the Credit Agreement, and the Guaranty and Security Agreement (together, the “Agreements”) are not complete and are qualified in their entirety by reference to the Loan Agreements, copies of each of which are filed as Exhibits 2.1, 2.2, and 2.3, respectively, to this Current Report on Form 8-K.

The representations, warranties, and covenants contained in the Agreements were made solely for purposes of such documents and as of specific dates, were made solely for the benefit of the parties to the applicable documents, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreements and such other documents instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders. The Company’s stockholders are not third-party beneficiaries under the Agreements and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Borrower, Holdings, AvKARE, R&S Northeast or any other affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosure.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note and Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in the Introductory Note and Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Exhibits.

(a) Financial Statements of Business Acquired

The Company intends to file financial statements of the business acquired for the periods specified in Rule 3-05(b) of Regulation S-X within the time period permitted by Item 9.01 of Form 8-K.

(b) Pro Forma Financial Information.

The Company intends to file the pro forma financial information required pursuant to Article 11 of Regulation S-X within the time period permitted by Item 9.01 of Form 8-K.

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amended and Restated Operating Agreement of Rondo Partners, LLC.

2.2	Revolving Credit and Term Loan Agreement, dated as of January 31, 2020, by and among Rondo Intermediate Holdings and LLC and Rondo Holdings, LLC, the lenders from time to time party thereto, and Truist Bank, as Administrative Agent.

2.3	Guaranty and Security Agreement, dated as of January 31, 2020, by and among Rondo Intermediate Holdings, LLC, and Rondo Holdings, LLC, AvKARE, R&S Northeast, and the Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 3, 2020	AMNEAL PHARMACEUTICALS, INC.

	By:	/s/ Todd P. Branning
		Name:	Todd P. Branning
		Title:	Senior Vice President and Chief Financial Officer